Pricing Supplement No. 163L Dated March 17, 2005 (To Prospectus dated August 19, 2003 and Prospectus Supplement dated August 19, 2003)	Rule 424(b)(2) File No. 333-107207 CUSIP #: 46623E CB3

JPMORGAN CHASE & CO.
[X]	Senior Medium-Term Notes, Series C Due From Nine Months to Thirty Years from Date of Issue
[ ]	Subordinated Medium Term Notes, Series A Due From Nine Months to Thirty Years from Date of Issue
Principal Amount: Issue Price: Commission or Discount: Proceeds to Company:	$2,000,000,000 100% $3,000,000 $1,997,000,000
Agents	Principal Amount To be Purchased
J.P. MORGAN SECURITIES INC.	$1,960,000,000
Bear, SteaRns & Co. InC.	20,000,000
RAMIREZ & CO., INC.	20,000,000
Agents' Capacity: if as principal	[ ] As agent	[X] As principal
[ ]	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW
[ X ]	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).
Original Issue Date:	March 24, 2005
Stated Maturity:	April 1, 2008

Form:  [X]   Book-entry   [_]  Certificated

Currency:  U.S. Dollars

[  ]  Fixed Rate Note:

[ X ] Floating Rate Note:	CD [ ] Treasury Rate [ ]	Commercial Paper Rate [ ] Prime Rate [ ]	LIBOR Telerate [ X ] CMT [ ]	LIBOR Reuters [ ]

Interest Payment Dates:   Quarterly on the 1st or next good business day of January, April, July and October, via modified following business day convention, commencing July 1, 2005. The first interest period will accrue from March 24, 2005, payable on July 1, 2005.

Interest Reset Dates:   Quarterly on the 1st or next good business day January, April, July and October, via modified following business day convention, commencing July 1, 2005.

Index Maturity:  3-month LIBOR
Spread (+/-):   +6 BPS
Multiplier:   Not Applicable
Maximum Interest Rate:    Not Applicable     Minimum Interest Rate:   0%
Optional Redemption:   Yes [   ]   No [X]